UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NETSMART TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)
(N/A)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On November 18, 2006, Netsmart Technologies, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger with NT Acquisition, Inc. and NT Merger Sub, Inc. Set forth below is a form of letter distributed on March 23, 2007 to the holders of the Company’s Common Stock Purchase Warrants dated October 14, 2005.

NETSMART TECHNOLOGIES, INC.
3500 Sunrise Highway
Great River, New York 11739

March 22, 2007

[WARRANT HOLDER]

Re: Netsmart

Gentlemen:

As you may be aware, Netsmart Technologies, Inc., a Delaware corporation (“Netsmart”) has entered into an Agreement and Plan of Merger dated as of November 18, 2006 (the “Merger Agreement”), by and among Netsmart, NT Acquisition, Inc. and NT Merger Sub, Inc.

You are a party to a Netsmart Technologies, Inc. Common Stock Purchase Warrant dated October 14, 2005 with Netsmart pursuant to which you are entitled to purchase _______ shares of Netsmart common stock (the “Warrant,” and such shares of Netsmart common stock being the “Shares”). Please be advised that, subject to the approval of the stockholders of Netsmart at a Special Meeting of Stockholders scheduled to be held on April 5, 2007, it is anticipated that the consummation of the merger pursuant to the Merger Agreement will be on or about that date.

At the effective time of the merger, each Warrant will be cancelled in exchange for the right to receive $5.50 (without interest) (the “Warrant Amount”). The Warrant Amount is equal to the amount by which the per share merger consideration under the Merger Agreement of $16.50 exceeds the $11.00 Warrant exercise price. If you deliver a completed Form W-9 (or the applicable Form W-8 if you are a non-U.S. citizen), a copy of which is attached hereto as Exhibit A, to Netsmart prior to the effective time of the merger, then you will receive the Warrant Amount in respect of each share of common stock of Netsmart that is the subject of such Warrant. If you do not deliver a Form W-9 (or Form W-8 if you are a non-U.S. citizen) prior to the effective time of the merger, then you will receive the Warrant Amount in respect of each share of common stock of Netsmart that is the subject of such Warrant less any applicable withholding amount as determined by Netsmart.

Please deliver your completed Form W-9 (or Form W-8 if you are a non-U.S. citizen), to Netsmart Technologies, Inc., 3500 Sunrise Highway, Great River, New York 11739, Attention: Anthony F. Grisanti. In the event that you have any questions, please call Mr. Grisanti at 631-969-7000.

NETSMART TECHNOLOGIES, INC. By: /s/ James L. Conaway
Its: Chairman and Chief Executive Officer

Additional Information and Where to Find It

In connection with the proposed Merger, on March 2, 2007 the Company filed a proxy statement concerning the Merger with the Securities and Exchange Commission (“SEC”). The proxy statement has been mailed to the Company’s stockholders of record. STOCKHOLDERS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders and security holders of the Company may obtain free copies of the proxy statement by contacting the Company through the Company website at www.ntst.com, or by mail at Netsmart Technologies, Inc., 3500 Sunrise Highway, Great River, New York 11739, or by telephone at (631) 968-2000. In addition, documents filed with the SEC by the Company are available free of charge at the SEC’s website at http://www.sec.gov.